UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2018

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01    Other Events

On March 19, 2018, Peoples Bancorp Inc. (“Peoples”) filed a definitive Proxy Statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) related to the 2018 Annual Meeting of Shareholders of Peoples to be held on April 26, 2018 (the “Annual Meeting”), which Proxy Statement was mailed on or about March 23, 2018 to all shareholders of Peoples entitled to vote their common shares at the Annual Meeting. On April 6, 2018, Peoples is filing a Supplement to the Proxy Statement (the “Supplement”) with the SEC under a Schedule 14A Information cover page as “Definitive Additional Materials.” The Supplement serves to amend the Proxy Statement in order to (i) add information regarding modifications by Peoples’ Board of Director to the Peoples Bancorp Inc. Third Amended and Restated 2006 Equity Plan (the “Third A&R Plan”) to reduce the additional number of common shares that Peoples is requesting its shareholders approve for issuance under the Third A&R Plan from 800,000 additional common shares down to 500,000 additional common shares; (ii) modify the applicable disclosures within the section of the Proxy Statement captioned “PROPOSAL NUMBER 4: APPROVAL OF THE PEOPLES BANCORP INC. THIRD AMENDED AND RESTATED 2006 EQUITY PLAN” describing the Third A&R Plan, in order to reflect the modifications of the Third A&R Plan by Peoples’ Board of Directors; and (iii) correct ministerial errors in the number of Peoples common shares reported in column (a) and column (c) of the Equity Compensation Plan Information as of December 31, 2017 table (and the footnotes to those columns) included on page 88 of the Proxy Statement.

A copy of the Third A&R Plan, as modified by Peoples’ Board of Directors and proposed for approval by Peoples’ shareholders at the Annual Meeting, is filed with this Current Report on Form 8-K as Exhibit 10.1, and a copy of the Supplement is filed with this Current Report on Form 8-K as Exhibit 99.1. Each of these documents is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

a) - c)
Not applicable
d) Exhibits
See Index to Exhibits below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	April 6, 2018	By:/s/	JOHN C. ROGERS
John C. Rogers

Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Peoples Bancorp Inc. Third Amended and Restated 2006 Equity Plan (as modified by Peoples' Board of Directors subsequent to March 23, 2018)
99.1	Supplement to Proxy Statement dated April 6, 2018